Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of First Savings Financial Group, Inc. of our report dated November 13, 2009 included in the Annual Report on Form 10-K of First Savings Financial Group, Inc. for the year ended September 30, 2009.

New Albany, Indiana
April 28, 2010